EXHIBIT 99.1

News Release

Date:	Friday, August 8, 2008

Contact:	Greg Gibson, Chief Executive Officer
(828) 243-5175

Release Date:	For Immediate Release

1st Financial Services Corporation Reports Second Quarter Earnings

HENDERSONVILLE, N.C. / August 8 / PRNewswire / 1st Financial Services Corporation (OTCBB:FFIS), parent company of Mountain 1st Bank & Trust Company reported earnings of $508 thousand or $0.10 per diluted share for the second quarter of 2008. This compares with $928 thousand or $0.17 per diluted share earned during the same period in 2007. For the first six months of 2008, earnings totaled $1.3 million or $0.25 per diluted share. This compares with earnings of $1.8 million or $0.33 per diluted share for the same period in 2007. At June 30, 2008, the Bank’s assets increased to $684.8 million from $606.5 million at December 31, 2007. Loans and deposits continued to increase during the quarter totaling $593.4 million and $567.4 million, respectively at June 30, 2008. This compares with $521.9 million and $529.1 million, respectively at December 31, 2007.

Greg Gibson, CEO stated, “We are extremely pleased that 1st Financial and Mountain 1st have continued to perform well and maintain profitability during 2008. In what has developed into the most challenging environment for the banking industry in at least the past two decades, we have been able to both grow and remain profitable through the first six months of the year. Even though the Company has performed well during this period, the unprecedented decline in short term interest rates orchestrated by the Federal Reserve over the past nine months has negatively impacted our net interest margin during 2008. This dramatic decline in rates coupled with the severe disruption of liquidity markets and resultant material upward spike in CD rates within our retail markets have combined to mute the Company’s earnings so far this year. Eventually, we expect markets to settle into a more traditional valuation range for deposits, particularly CDs, which should provide positive momentum for our margins. As compared to many financial institutions, we remain quite pleased that the Company’s credit quality has remained relatively stable during 2008 and that the Company has yet to experience any residential foreclosures. Management continues to focus on working to maintain asset quality and on growing core deposits. While we do believe there are many uncertainties and challenges remaining within the current economic environment, we are both excited and optimistic that this difficult period will also bring with it some very attractive opportunities for the Company over the coming months.”

This Press Release and its exhibits contain statements relating to our financial condition, results of operations, plans, strategies, trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts. Those statements may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by

101 Jack Street • Hendersonville • North Carolina • 28792

828-697-3100 Fax: 828-693-5008

terms such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential” “opportunity,” or “continue,” or similar terms or the negative of these terms, or other statements concerning opinions or judgments of our management about future events. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in our Annual Report on Form 10-K and in other reports we file with the Federal Deposit Insurance Corporation from time to time. Other factors that could influence the accuracy of those forward-looking statements include, but are not limited to: (a) the financial success or changing strategies of our customers; (b) customer acceptance of our services, products and fee structure; (c) changes in competitive pressures among depository and other financial institutions or in our ability to compete effectively against larger financial institutions in our banking market; (d) actions of government regulators, or changes in laws, regulations or accounting standards, that adversely affect our business; (e) our ability to manage our growth and to underwrite increasing volumes of loans; (f) the impact on our profits of increased staffing and expenses resulting from expansion; (g) changes in the interest rate environment and the level of market interest rates that reduce our net interest margin and/or the volumes and values of loans we make and securities we hold; (h) weather and similar conditions that affect our customers in the markets we serve; (i) changes in general economic or business conditions and the real estate market in our banking market (particularly changes that affect our loan portfolio, the abilities of our borrowers to repay their loans, and the values of loan collateral); and (j) other developments or changes in our business that we do not expect. Although our management believes that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements in this paragraph. We have no obligation, and do not intend, to update these forward-looking statements.

About 1st Financial Services Corporation

Formed in May 2008, 1st Financial Services Corporation is the parent company of Mountain 1st Bank & Trust Company. Both 1st Financial and Mountain 1st are headquartered in Hendersonville, N.C. Established in mid 2004, Mountain 1st Bank and Trust is one of the fastest growing and most successful de novo community banks in the southeast. With over $675 million in assets, Mountain 1st Bank and Trust’s more than 155 employees serve nine counties in western North Carolina through fourteen full service branches. 1st Financial is one of the few publicly traded companies headquartered in western North Carolina (OTCBB: FFIS). For more information, visit www.mountain1st.com.

101 Jack Street • Hendersonville • North Carolina • 28792

828-697-3100 Fax: 828-693-5008

1st Financial Services Corporation Selected Financial Highlights

	For the Six Months Ended June 30,		Amount Increase/	Percent Increase/
Selected Income Statement Data and Ratios	2008	2007	(Decrease)	(Decrease)
(unaudited)	(dollars in thousands except share and per share data)
Net interest income	$9,979	$9,885	$94	0.95%
Provision for loan losses	1,625	1,495	130	8.70%
Noninterest income	2,618	2,159	459	21.26%
Noninterest expense	8,992	7,504	1,488	19.83%

Income before income taxes	1,980	3,045	(1,065)	-34.98%
Income tax expense	683	1,226	(543)	-44.29%

Net income	$1,297	$1,819	(522)	-28.70%

Net interest margin	3.22%	4.02%	-0.80%	-19.90%
Return on average assets	0.40%	0.71%	-0.31%	-43.73%
Return on average equity	5.47%	8.23%	-2.76%	-33.47%
Efficiency ratio	71.38%	62.30%	9.08%	14.57%
Net charge-offs to average total loans, excluding held for sale	0.07%	0.08%	-0.01%	-12.03%
Nonperforming assets to period end loans and other real estate	1.29%	0.19%	1.10%	571.07%
Nonperforming assets to total assets	1.05%	0.14%	0.91%	631.19%
Net income per share:
Basic (1)	$0.26	$0.36	(0.10)	-28.88%
Diluted (1)	$0.25	$0.33	(0.08)	-26.30%
Weighted average shares outstanding:
Basic (1)	4,997,027	4,984,529	12,498	0.25%
Diluted (1)	5,253,788	5,430,560	(176,772)	-3.26%
(1) Amounts have been adjusted for stock splits
	For the Three Months Ended June 30,		Amount Increase/ (Decrease)	Percent Increase/ (Decrease)
Selected Income Statement Data and Ratios	2008	2007
(unaudited)	(dollars in thousands except share and per share data)
Net interest income	$4,922	$5,242	$(320)	-6.10%
Provision for loan losses	940	832	108	12.98%
Noninterest income	1,260	1,100	160	14.55%
Noninterest expense	4,483	3,976	507	12.75%

Income before income taxes	759	1,534	(775)	-50.52%
Income tax expense	251	606	(355)	-58.58%

Net income	$508	$928	(420)	-45.26%

Net income per share:
Basic (1)	$0.10	$0.19	(0.09)	-45.40%
Diluted (1)	$0.10	$0.17	(0.07)	-43.53%
Weighted average shares outstanding:
Basic (1)	4,997,027	4,984,529	12,498	0.25%
Diluted (1)	5,248,856	5,414,185	(165,329)	-3.05%

101 Jack Street • Hendersonville • North Carolina • 28792

828-697-3100 Fax: 828-693-5008

Selected Balance Sheet Data	As of June 30, 2008	As of December 31, 2007	Amount Increase/ (Decrease)	Percent Increase/ (Decrease)
	(unaudited)
	(dollars in thousands except share and per share data)
Total assets	$684,818	$606,491	$78,327	12.91%
Loans, including loans held for sale	593,417	521,943	71,474	13.69%
Allowance for loan losses	8,816	7,571	1,245	16.44%
Deposits	567,420	529,105	38,315	7.24%
Federal funds purchased and securities sold under agreements to repurchase	1,608	9,458	(7,850)	-83.00%
Borrowings	63,000	15,000	48,000	320.00%
Shareholders’ equity	47,308	46,212	1,096	2.37%
Book value per share	$9.47	$9.25	0.22	2.38%

SOURCE: 1st Financial Services Corporation

+++End of Release+++

101 Jack Street • Hendersonville • North Carolina • 28792

828-697-3100 Fax: 828-693-5008